2015-11-26, 10:32:59, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Clarkson.R	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2744752
Security designation	Common Shares
Opening balance of securities held	2344493
Date of transaction	2015-11-25
Nature of transaction	10 – Acquisition or disposition in the public market
Number or value or underlying securities acquired
Equivalent number or value or underlying securities acquired
Number or value of securities or contracts disposed of	2170993
Equivalent number or value of securities or contracts disposed of	2170993
Unit price or exercise price	2.8050	Currency	Canadian

Closing balance of securities held	173500	Insider’s
		calculated
		balance
Filing date/time	2015-11-26
	10:30:07
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

2015-11-26, 10:32:59, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Clarkson.R	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2744755
Security designation	Common Shares
Opening balance of securities held	173500
Date of transaction	2015-11-25
Nature of transaction	10 – Acquisition or disposition in the public market
Number or value or underlying securities acquired	2170993
Equivalent number or value or underlying securities acquired	2170993
Number or value of securities or contracts disposed of
Equivalent number or value of securities or contracts disposed of
Unit price or exercise price	2.8100	Currency	Canadian

Closing balance of securities held	2344493	Insider’s
		calculated
		balance
Filing date/time	2015-11-26
	10:32:34
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities